CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of CTC Communications Group, Inc. of our report dated February 15, 2001, except for Notes 4 and 6, as to which the date is March 14, 2001, with respect to the consolidated financial statements and schedule of CTC Communications Group, Inc. included in its Annual Report (Form 10-K) for the nine months ended December 31, 2000, filed with the Securities and Exchange Commission.





                               /s/ Ernst & Young LLP


Boston, Massachusetts
August 20, 2001